Exhibit 5.1

Reed Smith LLP

112, avenue Kleber
75016 Paris
France
Téléphone : +33 (0)1 76 70 40 00
Fax: +33 (0)1 76 70 41 19

reedsmith.com

April 21, 2021

BIOPHYTIS S.A.
14, Avenue de l’Opéra
75001 Paris
France

Ladies and Gentlemen,

Re. Registration Statement on Form F-3, relating to the Offering of securities up to a total dollar amount of $100,000,000 in one or more offerings

1. INTRODUCTION AND PURPOSE

1.1.	We have acted as French counsel to Biophytis S.A., a société anonyme à conseil d’administration organised under the laws of France, registered with the Registre du commerce et des sociétés of Paris under number 492 002 225 (the “Company”) in connection with the filing of a registration statement on Form F-3 (the “Registration Statement”), including a base prospectus (the “Base Prospectus”), with the United States Securities and Exchange Commission (the “Commission”) on the date hereof for the purpose of registering under the United States Securities Act of 1933, as amended (the “Securities Act”), certain securities, including ordinary shares, which may be represented by American Depositary Shares (“ADSs”), preferential shares, which may be represented by ADSs, warrants, debt securities or any combination thereof in units (collectively, the “Securities”), the possible issuance and sale of which, from time to time, on a delayed basis by the the Company, would be for an aggregate offering price of up to $100,000,000 in one or more offerings.

.1.2.	Reed Smith LLP is a limited liability partnership registered in England and Wales with registered number OC303620. It is a law firm authorised and regulated by the Solicitors Regulation Authority. The term partner in relation to Reed Smith LLP is used to refer to a member of the LLP or an employee or consultant of Reed Smith LLP or any of its affiliated firms or entities with equivalent standing and qualifications. A list of the names of the members of Reed Smith LLP and of the non-members who are designated as partners and their professional qualifications is open to inspection at its registered office, The Broadgate Tower, 20 Primrose Street, London EC2A 2RS, England or on www.reedsmith.com and such persons are either solicitors, registered foreign lawyers or European lawyers.

1.3.	Please refer to www.reedsmith.com for important information on Reed Smith LLP’s regulatory position.

1.4.	In connection with the preparation and filing of the Registration Statement, we have been asked to provide opinions on certain matters, as set out below. We have taken instruction in this regard solely from the Company.

2.	FRENCH LAW

We are members of the Paris bar and this opinion is limited to the laws of the Republic of France. This opinion is subject to the sovereign power of the French courts to interpret the facts and circumstances of any adjudication. This opinion is given on the basis that it is to be governed by, and construed in accordance with, the laws of the Republic of France.

3.	SCOPE OF INQUIRY

For the purpose of this opinion, we have examined the documents listed and, where appropriate, defined in the Schedule to this opinion, and such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for giving this opinion.

4.	ASSUMPTIONS

For the purpose of this opinion, we have made the following assumptions:

4.1.	all copy documents conform to the originals and all originals are genuine, complete and up-to-date;

4.2.	each signature is the genuine signature of the individual concerned;

4.3.	the extrait K-bis, the certificat en matière de procédures collectives and the copy of the statuts of the Company examined by us are complete and up-to-date;

5.	OPINION

Based on the documents referred to in the Schedule and the assumptions in paragraph 4 above and subject to the qualifications in paragraph 6 and to any matters not disclosed to us, we are of the opinion that:

5.1	The ordinary shares, when (a) the extraordinary shareholders’ meeting of the Company and, as the case may be, the Board of Directors of the Company (the “Board”), and/or the meeting of any holders of a specific category of securities of the Company, have taken all necessary corporate action to approve the issuance of, and establish the terms of, the offering of the ordinary shares and related matters, and (b) issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting, placement or similar agreement approved by the Board, as the case may be, upon payment of the consideration provided therein to the Company, will be validly issued, fully paid and non-assessable.

5.2	The preferential shares, when (a) the extraordinary shareholders’ meeting of the Company and, as the case may be, the Board and/or the meeting of any holders of a specific category of securities of the Company, have taken all necessary corporate action to authorize and approve the issuance of, and establish the terms of, the offering of preferential shares and related matters, and (b) issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting, placement or similar agreement approved by the Board, as the case may be, upon payment of the consideration provided therein to the Company, will be validly issued, fully paid and non-assessable.

6.	QUALIFICATIONS

This opinion is subject to the following qualifications:

6.1.	without limiting the generality of the foregoing, we have made no investigation as to the accuracy and exhaustiveness of the facts (including statements of foreign law) contained in any of the documents listed in the Schedule to this opinion;

6.2.	the issue of the Securities will have to be decided by the Chairman of the Board of Directors, within the limits set forth by the resolutions of the Combined General Meeting of shareholders (Assemblée Générale Mixte des actionnaires) of the Company;

6.3.	the term “non-assessable”, which has no recognized meaning in French law, for the purposes of this opinion means that no present or future holder of ordinary shares or preferential shares will be subject to personal liability, by reason of being such a holder, for additional payments or calls for further funds by the Company or any other person after the issuance of the ordinary shares or preferential shares.

6.4	in rendering the foregoing opinion, we have assumed that (i) the Registration Statement, and any amendments thereto, will have become effective under the Securities Act (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and the relevant rules and regulations of the Commission will be timely filed with the Commission; (iii) the resolutions authorizing the Company to issue, offer and sell the Securities as adopted by the extraordinary shareholders’ meeting and/or the Board, as applicable, will be in full force and effect at all times at which the Securities are issued, offered or sold by the Company; (iv) the definitive terms of the Securities will have been established in accordance with the authorizing resolutions adopted by the extraordinary shareholders’ meeting and/or the Board, as applicable, the Company’s By-laws and applicable law; (v) the Company will issue and deliver the Securities in the manner contemplated in the Registration Statement and the amount of Securities issued will remain within the limits of the then authorized but unissued amounts of such Securities; and (vi) all Securities will be issued in compliance with applicable securities laws.

6.5	as to facts material to the opinions and assumptions expressed herein, we have relied upon written statements and representations of officers and other representatives of the Company.

6.5	it should be noted that notice of any change affecting the status of the Company may not be filed immediately with the Registre du commerce et des sociétés and as a consequence may not immediately appear on the extrait K-bis. It should also be noted that the opening of ad hoc mandate (mandat ad hoc) or conciliation (conciliation) proceedings never appears on such document.

7. RELIANCE

7.1.	This opinion is addressed to you in connection with the Registration Statement.

7.2.	We hereby consent to the filing with the U.S. Securities and Exchange Commission (the “Commission”) of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Reed Smith LLP under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Reed Smith LLP

Reed Smith LLP

SCHEDULE

1	A copy of the statuts of the Company as at April 17, 2023.

2	The Extrait K-bis relating to the Company, issued by the Registre du commerce et des sociétés of Paris dated April 20, 2021.

3	A copy of the Registration Statement and Base Prospectus.

4	A copy of the Form Deposit Agreement.